FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2014 SECOND QUARTER RESULTS

West Palm Beach, FL – May 15, 2014 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its second fiscal quarter ended March 31, 2014.

After reporting annual operating income in fiscal 2013 for the first time since fiscal 2006, Forward continued to generate operating income of $64 thousand for the first six months of fiscal 2014, despite a softer than anticipated second quarter during which Forward incurred a loss. Key financial results for the fiscal 2014 first quarter and for the fiscal 2014 six-month period, compared to the fiscal 2013 first quarter and fiscal 2013 six-month period, are as follows:

Fiscal 2014 Second Quarter Financial Results – Compared to the Fiscal 2013 second quarter results:

  Net sales decreased $1.1 million, or 14%, to $7.0 million in the 2014 quarter due to lower sales of Diabetic products and Other products, which decreased $0.5 million, and $0.5 million, respectively, in the 2014 quarter.

  Gross profit decreased $0.1 million to $1.4 million, or 21% of net sales, in the 2014 quarter, compared to $1.5 million, or 20% of net sales, in the 2013 quarter.

  Sales and marketing expenses increased $0.2 million, or 42%, to $0.7 million in the 2014 quarter due primarily to higher personnel costs resulting from the expansion of our sales and sales support departments, as well as higher travel and entertainment costs related to sales support and development.

  General and administrative expenses increased $41 thousand, or 5%, to $0.8 million in the 2014 quarter due primarily to higher professional fees incurred in the 2014 quarter.

  Other expense (income), net, shifted to $148 thousand of expense in the 2014 quarter compared to $(81) thousand of income in the 2013 quarter primarily as a result of the change in the fair value of warrants.

  Net (loss) income from continuing operations was $(0.3) million, or $(0.04) per basic and diluted share, in the 2014 quarter compared to $0.3 million, or $0.04 per basic and diluted share, in the 2013 quarter.

  Net loss from discontinued operations was $18 thousand, or $(0.00) per basic and diluted share, in the 2014 quarter, compared to $0.1 million, or $(0.02) per basic and diluted share, in the 2013 quarter.

Fiscal 2014 Six-Month Period Financial Results – Compared to the fiscal 2013 six-month results:

  Net sales increased $0.4 million, or 2%, to $15.1 million in the 2014 period due primarily to higher sales of Diabetic products, which increased $0.7 million, which was offset, in part, by lower sales of Other products, which decreased $0.4 million in the 2014 period.

  Gross profit increased $0.3 million to $3.2 million, or 21% of net sales, in the 2014 period, compared to $3.0 million, or 20% of net sales, in the 2013 period.

  Sales and marketing expenses increased $0.4 million, or 40%, to $1.3 million in the 2014 period due primarily to higher personnel costs resulting from the expansion of our sales and sales support departments, as well as higher travel and entertainment costs related to sales support and development.

  General and administrative expenses decreased $0.2 million, or 10%, to $1.7 million in the 2014 period due primarily to lower personnel costs, travel and entertainment costs, and occupancy costs, incurred in the 2013 period in connection with our restructuring.

  Other expense (income), net, shifted to $174 thousand of expense in the 2014 period compared to $(0.3) million of income in the 2013 period primarily as a result of the change in the fair value of warrants.

  Net income from continuing operations decreased to $64 thousand, or $(0.1) per basic and diluted share, in the 2014 period from $0.5 million, or $0.06 per basic and diluted share, in the 2013 period.

  Net loss from discontinued operations was $14 thousand, or $(0.00) per basic and diluted share, in the 2014 period, compared to $0.1 million, or $(0.02) per basic and diluted share, in the 2013 period.

Robert Garrett, Jr., Forward’s Chief Executive Officer, commented: “While we are disappointed with the lower than anticipated sales volume from several of our key customers this quarter, we continue to believe our ability to provide innovative and differentiated solutions to our existing and prospective customers will result in long term growth.  However, we remain vigilant in evaluating the effectiveness of the investments we made in our sales and sales support departments as we seek to maintain a disciplined balance between investing in sales growth and cost control.

"In addition to our organic growth and diversification efforts, we are continuing our search process to identify potential acquisition targets that would further leverage our operating infrastructure and diversifying our sources of revenue.  We anticipate that this search process will be ongoing with the goal of identifying prospective target companies that, if acquired, would be accretive to our organic results.

“We remain challenged with respect to our customer and product concentrations, which impose on us a heightened sensitivity to fluctuations in sales demand and downward pricing pressure. However, we believe we can continue to overcome these challenges if we successfully execute our organic and strategic growth initiatives.”

The tables below are derived from the Company’s unaudited, consolidated financial statements included in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2013 and 2012. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in the 2014 quarter and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2013 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:

Forward Industries, Inc.

James McKenna, CFO

(561) 465-0070

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
Net sales........................................................................	$6,699,881	$7,786,726	$15,115,358	$14,760,096
Cost of goods sold...........................................................	5,296,250	6,298,968	11,866,527	11,802,308
Gross profit....................................................................	1,403,631	1,487,758	3,248,831	2,957,788

Operating expenses:
Sales and marketing...................................................	725,240	510,748	1,341,947	958,572
General and administrative..........................................	811,769	770,772	1,668,260	1,844,810
Total operating expenses..................................	1,537,009	1,281,520	3,010,207	2,803,382

(Loss) income from operations......................................	(133,378)	206,238	238,624	154,406

Other expense (income):
Interest (income) expense...........................................	(9,212)	1,645	(17,730)	(256)
(Gain) loss on marketable securities, net......................	(41,407)	(85,846)	39,433	(328,217)
Other expense (income), net........................................	199,422	3,514	152,259	14,182
Total other expense (income), net.....................	148,803	(80,687)	173,962	(313,779)

(Loss) income from continuing operations before income tax expense	(282,181)	286,925	64,662	468,185
Income tax expense.........................................................	438	432	463	507
(Loss) income from continuing operations	(282,619)	286,493	64,199	467,678
Loss from discontinued operations, net of tax expense of $0 and $2,055, and $0 and $2,975, respectively...........	(18,395)	(138,419)	(13,786)	(180,839)
Net (loss) income...........................................................	(301,014)	148,074	50,413	286,839
Preferred stock dividends and accretion.....	(47,572)	--	(96,471)	--
Net (loss) income applicable to common equity	$(348,586)	$148,074	$(46,058)	$286,839

Net (loss) income............................................................	$(301,014)	$148,074	$50,413	$286,839
Other comprehensive income (loss):
Change in unrealized gains on marketable securities....	--	--	--	23,744
Translation adjustments..............................................	554	(14,816)	1,033	(9,201)
Total other comprehensive income (loss)	554	(14,816)	1,033	14,543
Comprehensive (loss) income........................................	$(300,460)	$133,258	$51,446	$301,382

Net (loss) income per basic and diluted common share:
(Loss) income from continuing operations...........................	$(0.04)	$0.04	$(0.01)	$0.06
(Loss) from discontinued operations...................................	$(0.00)	$(0.02)	$(0.00)	$(0.02)
Net (loss) income per share...........................................	$(0.04)	$0.02	$(0.01)	$0.04

Weighted average number of common and common equivalent shares outstanding
Basic........................................................................	8,195,808	8,112,685	8,177,996	8,109,759
Diluted......................................................................	8,195,808	8,127,071	8,177,996	8,124,145

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2014	2013
Assets:	(Unaudited)	(Note 1)
Current assets:
Cash and cash equivalents............................................................................	$6,125,422	$6,616,995
Marketable securities....................................................................................	1,226,127	1,080,747
Accounts receivable .....................................................................................	4,567,664	4,382,406
Inventories....................................................................................................	2,112,229	2,050,710
Prepaid expenses and other current assets.....................................................	438,039	390,153
Assets of discontinued operations..................................................................	280,034	339,382
Total current assets.............................................................................	14,749,515	14,860,393

Property and equipment, net..........................................................................	111,182	129,987
Other assets................................................................................................	70,071	40,493
Total Assets...................................................................................................	$14,930,768	$15,030,873

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable.........................................................................................	$1,113,845	$3,433,408
Due to Forward China....................................................................................	2,046,982	107,785
Accrued expenses and other current liabilities.................................................	829,120	1,270,457
Liabilities of discontinued operations...............................................................	6,261	25,438
Total current liabilities..........................................................................	3,996,208	4,837,088

Other liabilities..............................................................................................	82,811	82,811
Total Liabilities..............................................................................................	4,079,019	4,919,899

6% Senior Convertible Preferred Stock, par value $0.01 per share; 1,500,000 shares authorized; 648,846 shares issued and outstanding (aggregate liquidation value of $1,275,000)...................................................................	774,990	716,664

Commitments and contingencies

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; 2,400,000 undesignated; no undesignated shares issued and outstanding..	--	--
Series A Participating Preferred stock, par value $0.01; 100,000 authorized; no shares issued and outstanding............................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,902,218 and 8,819,095 shares issued; and 8,195,808 and 8,112,685 shares outstanding, respectively...........................................................................	89,022	88,191
Additional paid-in capital.................................................................................	18,692,449	17,965,327
Treasury stock, 706,410 shares at cost...........................................................	(1,260,057)	(1,260,057)
Accumulated deficit.......................................................................................	(7,424,758)	(7,378,700)
Accumulated other comprehensive loss...........................................................	(19,897)	(20,451)
Total shareholders’ equity.............................................................................	10,076,759	9,394,310
Total liabilities and shareholders’ equity.......................................................	$14,930,768	$15,030,873